UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPDR® Gold Trust Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Record Date: June 9, 2014

Vote Cut-off Date: October 17, 2014, adjourned to February 27, 2014

Additional Materials:

ITEM 1

World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, NY 10022

February 9, 2015

Dear GLD® Shareholder,

I am writing to ask that you vote your shares on two critical management proposals. We have made numerous attempts to reach you, including by e-mail, postal mail and phone calls. Please vote as soon as possible.

Vote update/shareholder composition

To date, out of the 262 million shares outstanding as of the consent solicitation record date, more than 132 million shares have voted in favor of our proposals (or nearly 50.5% of the shares outstanding); with 83% of the shares cast in support of our proposals. Support has been received from across our shareholder base, from our largest shareholders to individual investors holding fewer than 25 shares.

It may not be evident, but there are hundreds of thousands of individual investors who in the aggregate account for the majority of the outstanding SPDR® Gold Trust shares. Over the past 60 days, nearly 67,000 individual investors have voted and supported the proposals. Although our last communication has resulted in the strongest response from individual investors, there are still thousands of holders who own between 50 and 1,000 shares who have not voted. We urge you to exercise your right to vote.

Several factors have made this consent solicitation uniquely challenging:

•	GLD’s Trust Indenture requires that the consent of a full 51% of the shares outstanding be received in order to pass each proposal rather than a simple majority. Given the number of shares outstanding as of our record date, the 51% hurdle requires the support of nearly 2.7 million more shares than would have been required if a simple majority were permissible.

•	Although an abstention is typically beneficial for a consent solicitation or proxy by not counting as a vote against management proposals, GLD’s governing document requires that abstentions be treated as a vote against. In addition, many issuers are permitted to set aside abstentions for the purposes of calculating a quorum, which GLD’s governing document does not permit.

Conclusions

Given that shareholders will not pay any additional fees as a result of our proposals, the independent recommendations issued by both ISS and Glass-Lewis that shareholders vote “FOR” both proposals and the overwhelming shareholder support we have received from shareholders from around the world, we would be grateful if you would similarly consider supporting us by voting your GLD shares in favor of both of our proposals. We are extremely close to being able to enact both of our proposals, and with your support, we are confident we will receive the requisite shares.

If you have any questions regarding the enclosed proxy card or need assistance voting, please contact D.F. King & Co., Inc. at 1-866-828-9088.

As Sponsor of the SPDR® Gold Trust, we greatly appreciate and value you being a shareholder. Thank you in advance for your timely consideration of this matter.

Sincerely,

William Rhind

Chief Executive Officer

World Gold Trust Services, LLC

GLD-R-NOBO5

ITEM 2

World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, NY 10022

February 9, 2015

Dear GLD® Shareholder,

I am writing to ask that you vote your shares on two critical management proposals. We have made numerous attempts to reach you, including by e-mail, postal mail and phone calls. Please vote as soon as possible.

Vote update/shareholder composition

To date, out of the 262 million shares outstanding as of the consent solicitation record date, more than 132 million shares have voted in favor of our proposals (or nearly 50.5% of the shares outstanding); with 83% of the shares cast in support of our proposals. Support has been received from across our shareholder base, from our largest shareholders to individual investors holding fewer than 25 shares.

It may not be evident, but there are hundreds of thousands of individual investors who in the aggregate account for the majority of the outstanding SPDR® Gold Trust shares. Over the past 60 days, nearly 67,000 individual investors have voted and supported the proposals. Although our last communication has resulted in the strongest response from individual investors, there are still thousands of holders who own between 50 and 1,000 shares who have not voted. We urge you to exercise your right to vote.

Several factors have made this consent solicitation uniquely challenging:

•	GLD’s Trust Indenture requires that the consent of a full 51% of the shares outstanding be received in order to pass each proposal rather than a simple majority. Given the number of shares outstanding as of our record date, the 51% hurdle requires the support of nearly 2.7 million more shares than would have been required if a simple majority were permissible.

•	Although an abstention is typically beneficial for a consent solicitation or proxy by not counting as a vote against management proposals, GLD’s governing document requires that abstentions be treated as a vote against. In addition, many issuers are permitted to set aside abstentions for the purposes of calculating a quorum, which GLD’s governing document does not permit.

Conclusions

Given that shareholders will not pay any additional fees as a result of our proposals, the independent recommendations issued by both ISS and Glass-Lewis that shareholders vote “FOR” both proposals and the overwhelming shareholder support we have received from shareholders from around the world, we would be grateful if you would similarly consider supporting us by voting your GLD shares in favor of both of our proposals. We are extremely close to being able to enact both of our proposals, and with your support, we are confident we will receive the requisite shares.

If you have any questions regarding the enclosed proxy card or need assistance voting, please contact D.F. King & Co., Inc. at 1-866-620-0678.

As Sponsor of the SPDR® Gold Trust, we greatly appreciate and value you being a shareholder. Thank you in advance for your timely consideration of this matter.

Sincerely,

William Rhind

Chief Executive Officer

World Gold Trust Services, LLC

GLD-R-OBO5

ITEM 3

World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, NY 10022

February 5, 2015

Dear GLD® Shareholder:

On behalf of World Gold Trust Services, LLC, Sponsor of the SPDR® Gold Trust (ticker symbol: GLD), I would like to thank you for taking the time to vote your shares in our consent solicitation.

For those that elected not to support our proposals, I am writing to you today hoping that you will reconsider your decision. Please find enclosed a one page factsheet that describes the proposals we have put forward, why we have requested these changes, the implications of each proposal to shareholders and the recommendations of leading proxy advisory firms ISS and Glass-Lewis.

For those who abstained, please note that although an abstention is typically beneficial for a consent solicitation or proxy by not counting as a vote against management proposals, GLD’s governing document provides that abstentions have the same effect as a vote against each proposal.

Your latest vote on a proposal is the one that counts. Therefore, you can override a prior vote on a proposal simply by voting again. You can vote online, by telephone or by signing and returning the enclosed proxy card, which also includes instructions.

Vote update/strong support received from shareholders around the world

Since we last reported, more than 82% of the GLD shareholders who have voted supported the proposals. While more than 132 million shares have already been cast in favor of the two proposals (or 50.34% of the shares outstanding), we need an additional 1.7 million “FOR” shares to enact them, which is why every vote counts and why your vote is so important.

Conclusions

Given that shareholders will not pay any additional fees as a result of our proposals, the independent recommendations issued by both ISS and Glass-Lewis that shareholders vote “FOR” both proposals and the overwhelming shareholder support we have received from our largest shareholders from around the world, we would be grateful if you would similarly consider supporting us by voting your record date (June 9, 2014) GLD shares in favor of both of our proposals. We are extremely close to being able to enact both of our proposals, and with your support, passage of the proposals will be within reach.

If you have any questions regarding the enclosed proxy card or need assistance voting, please contact D.F. King & Co., Inc., who are handling the proxy solicitation on our behalf, at 1-866-828-9088.

Thank you in advance for your timely consideration of this matter.

On behalf of all of us at World Gold Trust Services, LLC, we greatly appreciate and value you being a shareholder.

Sincerely,

William Rhind

Chief Executive Officer

World Gold Trust Services, LLC

WLD-GLD-NOBO-FEB

ITEM 4

World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, NY 10022

February 5, 2015

Dear GLD® Shareholder:

On behalf of World Gold Trust Services, LLC, Sponsor of the SPDR® Gold Trust (ticker symbol: GLD), I would like to thank you for taking the time to vote your shares in our consent solicitation.

For those that elected not to support our proposals, I am writing to you today hoping that you will reconsider your decision. Please find enclosed a one page factsheet that describes the proposals we have put forward, why we have requested these changes, the implications of each proposal to shareholders and the recommendations of leading proxy advisory firms ISS and Glass-Lewis.

For those who abstained, please note that although an abstention is typically beneficial for a consent solicitation or proxy by not counting as a vote against management proposals, GLD’s governing document provides that abstentions have the same effect as a vote against each proposal.

Your latest vote on a proposal is the one that counts. Therefore, you can override a prior vote on a proposal simply by voting again. You can vote online, by telephone or by signing and returning the enclosed proxy card, which also includes instructions.

Vote update/strong support received from shareholders around the world

Since we last reported, more than 82% of the GLD shareholders who have voted supported the proposals. While more than 132 million shares have already been cast in favor of the two proposals (or 50.34% of the shares outstanding), we need an additional 1.7 million “FOR” shares to enact them, which is why every vote counts and why your vote is so important.

Conclusions

Given that shareholders will not pay any additional fees as a result of our proposals, the independent recommendations issued by both ISS and Glass-Lewis that shareholders vote “FOR” both proposals and the overwhelming shareholder support we have received from our largest shareholders from around the world, we would be grateful if you would similarly consider supporting us by voting your record date (June 9, 2014) GLD shares in favor of both of our proposals. We are extremely close to being able to enact both of our proposals, and with your support, passage of the proposals will be within reach.

If you have any questions regarding the enclosed proxy card or need assistance voting, please contact D.F. King & Co., Inc., who are handling the proxy solicitation on our behalf, at 1-866-620-0678.

Thank you in advance for your timely consideration of this matter.

On behalf of all of us at World Gold Trust Services, LLC, we greatly appreciate and value you being a shareholder.

Sincerely,

William Rhind

Chief Executive Officer

World Gold Trust Services, LLC

WLD-GLD-OBO-FEB

ITEM 5

World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, NY 10022

SPDR® Gold Trust Consent Solicitation details:

Cusip: 78463V107

ISIN: US78463V1070

Filing date: June 19th, 2014

Record date: June 9th, 2014

Voting date: February 27th, 2015

Solicitation Agent: D.F. King & Co., Inc.

Solicitation Agent contact information: 1-866-828-9088

To vote online: www.proxyvote.com

The Consent Solicitation is seeking shareholder consent for two proposals:

•	Unitary Fee: To approve amendments to the Trust Indenture that change the manner in which the ordinary fees and expenses of the Trust are paid such that, in return for a payment to the Sponsor of 0.40% per year of the daily NAV of the Trust, the Sponsor will be responsible for all other ordinary fees and expenses of the Trust, as described in the Consent Solicitation Statement.

•	Affiliate Compensation: To approve the amendment to section 3.08 of the Trust Indenture to permit the Sponsor to compensate affiliates for providing marketing and other services to the Trust.

The changes called for in proposal 1 are being sought because of the following:

•	The Trust was the first of its kind when developed nearly ten years ago. Since that time, similar ETFs have adopted the unitary fee structure making it the industry standard/best practice. Proposal 1 seeks to implement this industry standard/best practice and in effect simplify and modernize the trust for current and future shareholders.

The Sponsor believes that this change will make the accounting for the Trust’s fees and expenses simpler and more efficient with the Sponsor being able to provide greater oversight over the Trust’s service providers. The Sponsor also believes that it will be better able to control the Trust’s costs if proposal 1 is adopted.

•	Currently, the Trust, under certain circumstances, is permitted to charge investors an amount in excess of 0.40% of the daily NAV per year for ordinary fees and expenses of the Trust. Although this has not occurred historically, with the changes sought in proposal 1, investors will have ongoing assurance that those ordinary fees and expenses will not exceed 0.40% of NAV per year. GLD shareholders will not pay any additional fees as a result of this proposal.

Approval for Proposal 2 is being sought because having the ability to utilize the expertise of the World Gold Council, the Sponsor’s ultimate parent company, and its affiliates, when and if needed, is likely to be beneficial to the Trust and its shareholders. The Sponsor believes that it will be in the best interest of the Trust if the Sponsor were permitted to engage and pay certain of its affiliates, for example, those that have expertise with respect to gold as an asset class, including the marketing of gold as an asset class. The Sponsor will be responsible for any payments made to affiliates for providing any services to the Trust without any additional cost to the Trust.

Independent evaluations of the proposals:

Prominent proxy review providers Institutional Shareholder Services (ISS) and Glass-Lewis, two leading, independent proxy advisory firms focused on protecting shareholder interests, have each recommended that Shareholders vote “FOR” both proposals. Both firms are commercial enterprises that are paid by institutional investors to evaluate proxies and provide their recommendations on issuer proposals. “ISS and Glass-Lewis empower institutional clients to make sound voting decisions by uncovering and assessing governance, business, legal, political and accounting risks at issuers in more than 100 countries.”

FACT-NOBO-FEB

ITEM 6

World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, NY 10022

February 4, 2015

Dear GLD® Shareholder,

We have been working closely with our partners at State Street Bank who, without revealing your identity, informed us that they have several clients with substantial share positions who have not yet voted in our consent solicitation.

Given the size of your holdings, your support will either provide us sufficient shares to successfully complete the solicitation or will put us extremely close to doing so.

We understand that in order for you to vote, it is essential that you are familiar with the consent agenda and have as much information as possible. In addition to the summary below, we have also attached the consent solicitation statement, a one page fact sheet and the ISS and Glass Lewis recommendations for your review and consideration.

Vote update/strong support received from shareholders around the world

To date, out of the 262 million shares outstanding as of the consent solicitation record date, more than 132 million shares have voted in favor of our proposals (or nearly 50.3% of the shares outstanding); with 83% of the shares cast in support of our proposals. Support has been received from across our shareholder base, from our largest shareholders to individual investors holding fewer than 25 shares.

Several factors have made this consent solicitation uniquely challenging:

•	Shares in the SPDR® Gold Trust are predominately held by individual investors who on average hold fewer than 250 shares. Historically, individual investors are reluctant to vote for many reasons, including believing that their holdings are not significant enough to make a difference.

Soliciting smaller individual investor accounts is both time consuming and expensive. In reviewing the available un-voted accounts, there is a significant drop-off in the number of shares held by the next largest account after your account, making your support critical in terms of both the time and expense needed to complete the solicitation.

•	GLD’s Trust Indenture requires that the consent of a full 51% of the shares outstanding be received in order to pass each proposal rather than a simple majority. Given the number of shares outstanding as of our record date, the 51% hurdle requires the support of nearly 2.7 million more shares than would have been required if a simple majority were permissible.

•	Although an abstention is typically beneficial for a consent solicitation or proxy by not counting as a vote against management proposals, GLD’s governing document requires that abstentions be treated as a vote against. In addition, many issuers are permitted to set aside abstentions for the purposes of calculating a quorum, which GLD’s governing document does not permit.

Proposal Details

Please find attached several key proxy documents, including:

•	Consent Solicitation Factsheet.doc: a one page summary of the proposals, providing the rationale for why each change was requested, the impact to shareholders and the ISS and Glass-Lewis recommendations that shareholders vote “FOR” both proposals.

•	Final Consent Solicitation_June16_2014_Print_US.pdf: the complete consent solicitation statement filed with the SEC on June 19, 2014. It was similarly lodged in Japan, Hong Kong, Singapore and Mexico where GLD is cross-listed.

Independent/third-party recommendations

•	SPDR Gold Trust WC 2014 - ISS recommendation page.pdf: a research report issued by Institutional Shareholder Services (ISS) following their review of the proxy proposals. The attached contains their recommendation that shareholders vote “FOR” both proposals.

•	Gold - Glass Lewis recommendation page.pdf: similar to the ISS report, this attachment contains the Glass-Lewis summary recommendations that shareholders vote “FOR” both proposals.

Please note that ISS and Glass-Lewis are two of the leading global proxy advisory firms. Both firms are commercial enterprises that are paid by institutional investors to evaluate proxies and provide their recommendations on issuer proposals. “ISS and Glass-Lewis empower institutional clients to make sound voting decisions by uncovering and assessing governance, business, legal, political and accounting risks at issuers in more than 100 countries.” As mentioned above, both firms recommend that shareholders vote “FOR” each proposal.

Conclusions

Given that shareholders will not pay any additional fees as a result of our proposals, the independent recommendations issued by both ISS and Glass-Lewis that shareholders vote “FOR” both proposals and the overwhelming shareholder support we have received from our largest shareholders from around the world, we would be grateful if you would similarly consider supporting us by voting your record date (June 9, 2014) GLD shares in favor of both of our proposals. We are extremely close to being able to enact both of our proposals, and with your support, we will very likely have the requisite shares.

If you have any questions or need clarity with respect to this consent solicitation, please contact your SSB relationship manager and he/she will relay those questions directly to us. However, please feel free to reach out to me directly should the need arise.

As Sponsor of the SPDR® Gold Trust, we greatly appreciate and value you being a shareholder. Thank you in advance for your timely consideration of this matter.

Sincerely,

William Rhind

Chief Executive Officer

World Gold Trust Services, LLC

(212) 317 - 3844